Exhibit 99.1
N E W S R E L E A S E

Expand Energy Corporation to Acquire Twin Eagle,
Creating North America's Leading Integrated Natural Gas Company

•North America's largest natural gas producer will become leading gas marketer, reaching customers across key demand markets in the United States and Canada

•Transaction will accelerate Expand's marketing and commercial ambitions, combining industry-leading natural gas supply with sophisticated and experienced asset-backed gas marketing capabilities

•Immediately accretive transaction, initially expected to contribute more than $200 million of projected annual EBITDA; $150 million per year of synergies by year-end 2028

SPRING and HOUSTON, Texas – July 27, 2026 – Expand Energy Corporation (NASDAQ: EXE) (“Expand” or the “Company”), the largest natural gas producer in North America, announced today that it has entered into a definitive merger agreement to acquire Twin Eagle Holdings, N.A., LLC (“Twin Eagle”), a leading private asset-backed natural gas marketing and optimization business, for $1.25 billion from Five Point Infrastructure. The transaction is subject to typical purchase price adjustments, including working capital, and is expected to close in the third quarter of 2026, pending customary closing conditions and required regulatory approvals. The Company expects to fund the transaction through a combination of cash on hand and borrowings under its revolving credit facility.

The transaction unites Expand’s industry-leading supply and financial strength with Twin Eagle’s premier physical marketing platform, creating a fully integrated natural gas company positioned to capture value across the entire chain in key U.S. and Canadian markets. Twin Eagle’s earnings are primarily supported by recurring physical supply and delivery relationships, asset-backed portfolio optimization, and experienced commercial, logistics and operating capabilities, consistently delivering earnings growth across a wide range of market conditions.

“This transaction accelerates Expand’s evolution into a leading integrated natural gas company with a commercial and marketing advantage compared to peers,” said Michael Wichterich, Expand Energy’s Interim President and Chief Executive Officer. “We’re already North America’s largest natural gas producer, and now we’ll be its leading gas marketer, with direct access to customers and structural demand growth. By combining Expand’s scale, resource depth and financial strength with Twin Eagle’s marketing and optimization platform, we’ll capture additional margin across the natural gas value chain and deliver more durable shareholder returns.”

Founded in 2010, Twin Eagle has established itself as one of the leading independent natural gas and power marketers in North America. Its business spans wholesale marketing, asset management, structuring and analytics, logistics and market intelligence.

“This is an exciting day for Twin Eagle, our employees and our customers,” said Jeremy Davis, Twin Eagle’s President and Chief Executive Officer. “This powerful combination pairs Expand’s enviable financial position and large, lower-cost natural gas supply with the talented team and marketing platform we have spent the past 16 years developing. We thank Five Point Infrastructure for their partnership and vision over the last dozen years. Together, with our new partner, we can create additional value in ways neither company could have accomplished on its own.”

INVESTOR CONTACT:	MEDIA CONTACT:	EXPAND ENERGY CORPORATION
Brittany Raiford (405) 935-8870 ir@expandenergy.com	Brooke Coe (405) 935-8878 media@expandenergy.com	10000 Energy Drive Spring, TX 77389

“We saw a tremendous opportunity to partner with Twin Eagle management to expand its platform and capitalize on the growing demand for North American gas,” said David Capobianco, CEO and Managing Partner of Five Point Infrastructure. “Twin Eagle has generated exceptional returns for all stakeholders, while solidifying its standing as one of the leading independent asset-backed natural gas marketing and optimization platforms. We wish Jeremy and the team all the best as they move forward in partnership with Expand.”

Today, Twin Eagle markets more than 5 billion cubic feet per day (Bcf/d) of natural gas and manages roughly 44 Bcf of storage capacity and approximately 2 Bcf/d of firm transportation. It serves more than 1,000 customers across a diversified footprint spanning the U.S. and Canada. On a pro forma basis, the combined portfolio will have approximately 14 Bcf/d of marketed volume supported by roughly 9 Bcf/d of firm transportation and 49 Bcf of storage capacity.

The combination does more than add scale, it will enhance how Expand creates value by:

•Accelerating the Company's Marketing and Commercial strategy. The Company now expects to deliver $750 million per year of incremental free cash flow from its marketing and commercial strategy. This is an increase of 50% from its previous target, reflecting the value of the new integrated platform and the repeatable earnings of Twin Eagle.

•Expanding customer and market reach to capture greater value from every molecule. The acquisition will broaden access to premium demand centers across the U.S. and Canada, reaching approximately 90% of the natural gas market. The combined production, transportation and storage capacity will enable the Company offer additional reliability and flexibility to respond to customers’ needs and provide optimization opportunities.

•Leveraging scale and financial strength. Expand’s diversified portfolio and financial strength will elevate Twin Eagle’s asset-backed natural gas marketing and optimization business, enabling the combined business to extend contract terms, attract additional high-quality customers, and reach high-value markets.

•Adding experienced team with highly successful track record. Since its inception, Twin Eagle has consistently grown cash flows by leveraging its natural gas market expertise and effective risk management. Following the close of the merger, Twin Eagle will become a wholly-owned subsidiary of Expand, with key members of Twin Eagle’s management, including Jeremy Davis, continuing with the Company after closing.

Advisors

PJT Partners is serving as exclusive financial advisor to Expand Energy in connection with its acquisition of Twin Eagle. White & Case, LLP served as legal counsel and DrivePath Advisors served as communications advisor to Expand. Lazard is serving as financial advisor for Twin Eagle, Latham & Watkins LLP is serving as the lead legal counsel for Twin Eagle and Kekst CNC served as communications advisor to Five Point Infrastructure.

About Expand Energy

Expand Energy Corporation (NASDAQ: EXE) is North America’s largest natural gas producer, powered by dedicated and innovative employees focused on expanding the value of natural gas by connecting global scale to growing markets. Expand Energy’s returns-driven strategy strives to create sustainable value for its stakeholders by leveraging its advantaged portfolio, financial strength and operational excellence. Expand Energy is committed to expanding America’s energy reach to fuel a more affordable, reliable, lower carbon future.

About Twin Eagle

Founded in 2010, Twin Eagle is a leading physical energy marketer. Today, Twin Eagle is a recognized leader in customized and reliable energy products and services to suppliers, customers, and asset owners across the U.S. and Canada. The basis for Twin Eagle’s success is the depth of its customer relationships, the capabilities of its talented staff, and emphasis on culture, grounded by its Core Values: Safety, Integrity, Performance, Learning, and Teamwork.

About Five Point Infrastructure

Five Point Infrastructure LLC is a private equity and infrastructure investor focused on investments within the North American water management, surface management, powered land, and sustainable infrastructure sectors. The firm was founded by industry veterans with demonstrated records of success investing in, building, and running infrastructure companies. Headquartered in Houston, Texas, Five Point has approximately $7.2 billion of assets under management across multiple investment funds. For more information, please visit www.fpinfra.com.

Forward-Looking Statements

This release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include our current expectations or forecasts of future events, including statements regarding the proposed transaction with Twin Eagle, including the expected closing of the proposed transaction and the timing thereof, expected synergies, EBITDA and free cash flow contributions from the proposed transaction, the acceleration of Expand Energy’s marketing and commercial ambitions and the operations, strategies and plans of the combined company, and anticipated future performance. Information adjusted for the proposed transaction should not be considered a forecast of future results. Forward-looking statements often address our expected future business, financial performance and financial condition, and often contain words such as "aim", "predict", "should", "expect," “could,” “may,” "anticipate," "intend," "plan," “ability,” "believe," "seek," "see," "will," "would," “estimate,” “forecast,” "target," “guidance,” “outlook,” “opportunity” or “strategy.” The absence of such words or expressions does not necessarily mean the statements are not forward-looking.

Although we believe the expectations and forecasts reflected in our forward-looking statements are reasonable, they are inherently subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond our control. No assurance can be given that such forward-looking statements will be correct or achieved or that the assumptions are accurate or will not change over time. Particular uncertainties that could cause our actual results to be materially different than those expressed in our forward-looking statements include: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; the risk that we or Twin Eagle may be unable to obtain governmental and regulatory approvals required for the proposed transaction, or required governmental and regulatory approvals may delay the transaction or result in the imposition of conditions that could cause the parties to abandon the merger; the risk that the parties may not be able to satisfy the conditions to the proposed transaction in a timely manner or at all; risks related to disruption of management time from ongoing business operations due to the proposed transaction; the risk of any unexpected costs or expenses resulting from the proposed transaction; the risk that the proposed transaction and its announcement could have an adverse effect on the ability of the Company or Twin Eagle to retain and hire key personnel, on the ability of the Company and Twin Eagle to attract customers and maintain its relationships with counterparties and on the Company’s and Twin Eagle’s operating results and businesses generally; the risk that problems may arise in successfully integrating Twin Eagle’s business with the Company’s; the risk that the Company may be unable to achieve synergies or other anticipated benefits of the proposed transaction or it may take longer than expected to achieve those synergies or benefits and other important factors that could cause actual results to differ materially from those projected; the volatility in commodity prices; the effect of future regulatory or legislative actions on the companies or the industries in which they operate; the ability of management to execute its plans, to meet its goals and other risks inherent in the Company’s and Twin Eagle's businesses; the potential disruption or interruption of the Company’s or Twin Eagle’s operations due to war, accidents, political events, civil unrest, severe weather, cyber threats, terrorist acts, or other natural or human causes beyond the Company’s or Twin Eagle’s control; and the combined company's ability to identify and mitigate the risks and hazards inherent in operating in the global energy industry; and other factors that are described under Risk Factors in Item 1A of Part I of our Annual Report on Form 10-K filed with the SEC.

We caution you not to place undue reliance on the forward-looking statements contained in this news release, which speak only as of the filing date, and we undertake no obligation and have no intention to update any forward-looking statement, except as required by law. We urge you to carefully review and consider the disclosures in this news release and our filings with the SEC that attempt to advise interested parties of the risks and factors that may affect our business.

All forward-looking statements attributable to us are expressly qualified in their entirety by this cautionary statement.

Non-GAAP measures

The Company has not provided projected net income or a reconciliation of projected EBITDA to projected net income, the most comparable financial measure calculated in accordance with GAAP. Net income includes the impact of one-time, non-recurring and non-cash changes and certain other items that impact comparability between periods and the tax effect of such items, which may be significant and difficult to project with a reasonable degree of accuracy. Therefore, projected net income, and a reconciliation of projected EBITDA to projected net income (loss), are not available without unreasonable effort.

The Company has not provided projected net cash provided by operating activities or a reconciliation of projected free cash flow to projected net cash provided by operating activities, the most comparable financial measure calculated in accordance with GAAP. The Company is unable to project net cash provided by operating activities for any future period because this metric includes the impact of changes in operating assets and liabilities related to the timing of cash receipts and disbursements that may not relate to the period in which the operating activities occurred. The Company is unable to project these timing differences with any reasonable degree of accuracy without unreasonable efforts such as predicting the timing of its payments and its customers' payments, with accuracy to a specific day, months in advance. Furthermore, the Company does not provide guidance with respect to its average realized price, among other items, that impact reconciling items between net cash provided by operating activities and free cash flow. Natural gas prices are volatile and out of the Company's control, and the timing of transactions and the income tax effects of future transactions and other items are difficult to accurately predict. Therefore, the Company is unable to provide projected net cash provided by operating activities, or the related reconciliation of projected free cash flow to projected net cash provided by operating activities, without unreasonable effort.

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